                                                                     EXHIBIT 2.2
                             DATED            2000
                             ---------------------



                  (1) THE PERSONS WHOSE NAMES ARE SET OUT IN
                            COLUMN 1 OF SCHEDULE 1


                          (2) MINDARROW SYSTEMS, INC.



                        _______________________________

                               AGREEMENT FOR THE

                 SALE AND PURCHASE OF 90% OF THE ISSUED SHARE

                      CAPITAL OF FUSIONACTIVE.COM LIMITED

                        _______________________________




                                    BAKER &
                          14th Floor, Hutchison House
                                    Central
                                   Hong Kong

                                   CONTENTS
                                   --------

Clause   Headings                                                                         Page
------   --------                                                                         ----
1.       Definitions and Interpretation...................................................   1

2.       Sale of Sale Shares..............................................................   5

3.       Consideration....................................................................   5

4.       Completion.......................................................................   5

5.       Warranties.......................................................................   7

6.       Confidentiality of Information Received..........................................   9

7.       Costs............................................................................   9

8.       General..........................................................................   9

9.       Notices..........................................................................  10

10.      Governing Law and Submission to Jurisdiction.....................................  11

 SCHEDULE 1 The Vendors...................................................................  12
 SCHEDULE 2 Details of the Company........................................................  13
 SCHEDULE 3 The Subsidiaries..............................................................  14
 SCHEDULE 4 Warranties....................................................................  16
 SCHEDULE 5 U.S. Securities Laws Representations and Warranties...........................  30

Execution.................................................................................  32

EXHIBIT A.................................................................................  34
EXHIBIT B.................................................................................  35

DATE:               2000

PARTIES:

(1) THE PERSONS WHOSE NAMES ARE SET OUT IN COLUMN 1 OF SCHEDULE 1 (collectively hereinafter referred to as the "Vendors").

(2) MINDARROW SYSTEMS, INC., a company incorporated in Delaware whose registered office is at 101 Enterprise, Suite 340, Aliso Viejo, CA 92656, U.S.A. (the "Purchaser").


RECITALS:

(A) The Vendors are the registered holders and beneficial owners of all the issued shares in the capital of Fusionactive.com Limited (the "Company"). Particulars of the Company are set out in Schedule 2.

(B) The Vendors wish to sell and the Purchaser wishes to purchase the Sale Shares on the terms and conditions set out in this Agreement.


TERMS AGREED:

1.   Definitions and Interpretation
     ------------------------------

1.1 In this Agreement where the context so admits the following words and expressions shall have the following meanings:

     "Accounting Date"        31 December 1999;

     "Accounts"               the draft audited financial statements of the Hong
                              Kong Company for the accounting period which ended on the Accounting Date (such financial statements comprising a balance sheet, profit and loss account, statement of charges, notes and auditors' report) together with the draft audit journal adjustments, profit reconciliation and a list of outstanding matters, a copy of which is annexed hereto as Exhibit A and initialled by the Parties for identification purpose;

     "Accredited Investor"    (a)  A natural person whose individual net worth,
                              or joint net worth with that person's spouse, at the time of this investment exceeds $1,000,000;

                              (b) A natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of

                              $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. Individual income is defined as adjusted gross income (as reported for federal income tax purposes), less any income earned by a spouse or from property owned by a spouse increased by the following amounts (not attributable to a spouse): (i) the amount of any tax exempt interest income received, (ii) the amount of losses claimed as a limited partner in a limited partnership, (iii) any deductions claimed for depletion and (iv) any amount by which income from long term capital gains has been reduced in arriving at adjusted gross income;

                              (c) An investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

                              (d) A private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended;

                              (e) A Small Business Investment Company licensed by the U.S. Small Business Administration under
                              Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended;

                              (f)  An organization described in Section
                              501(c)(3) of the U.S. Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of making this investment, in each case with total assets in excess of $5,000,000;

                              (g)  A trust with total assets in excess of
                              $5,000,000, not formed for the specific purpose of making this investment, whose investments are directed by a sophisticated person as described in Rule 506(b)(2)(ii)as adopted by the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933 (the "Securities Act");

                              (h) An insurance company as defined in Section 2(13) of the Securities Act;

                              (i) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in regard to this investment in its individual or fiduciary capacity;

                              (j) A director or an executive officer of the Purchaser;

                              (k)  A broker or dealer registered pursuant to
                              Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                              (l) An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, and either (a) the undersigned's investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or (b) the employee benefit plan has total assets in excess of $5,000,000, or (c) if a self-directed plan, the undersigned's investment decisions are made solely by persons who are accredited investors;

                              (m) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and such plan has total assets in excess of $5,000,000; or

                              (n) An entity in which all of the equity owners meet the requirements of at least one of the above subparagraphs.

     "Board" the board of directors of the Company for the time being;

     "Completion"             completion of the sale and purchase of the Sale
                              Shares as specified in Clause 4;

     "Completion Date"        the date hereof (or such later date as the Parties
                              may agree in writing);

     "Consideration Shares"   restricted common stock in the capital of the
                              Purchaser, credited as fully paid;

     "Directors"              the directors of the Company immediately prior to
                              Completion;

     "Group" the group of companies comprising the Company and its Subsidiaries and the expression "member of the Group" shall be construed accordingly;

     "HK$"                    Hong Kong dollars;

     "Hong Kong"              the Hong Kong Special Administrative Region of the
                              People's Republic of China;

     "Hong Kong Company"      Fusion Advertising Limited (     ), the details of
                              which are set out in Schedule 3;

     "Intellectual Property"  includes patents, knowhow, trade secrets and other confidential information, registered designs, copyrights, Internet domain names of any level, design rights, rights in circuit layouts, trade marks, service marks, business names, registrations of, applications to register and rights to apply for registration of any of the aforesaid items, rights in the nature of any of the aforesaid items in any country, rights in the nature of unfair competition rights and rights to sue for passing off;

     "Leased Property"        9/F., Kam Chung Building, 52-58 Jaffe Road,
                              Wanchai, Hong Kong;

     "Management Accounts"    the unaudited balance sheet of each Subsidiary as
                              at 31 January 2000 and the unaudited profit and loss accounts of each Subsidiary for either the period commencing from the Company's date of incorporation and ending on 31 January 2000 or from the date of the last Accounts to 31 January
                              2000;

     "Parties"                the named parties to this Agreement and their
                              respective successors and assigns;

     "PRC" the People's Republic of China but excluding for the purposes of the Agreement, Hong Kong, Macau and Taiwan;

     "PRC Companies"          Chongqing Cyber City Technology Co., Ltd. (     )
                              and Chengdu Cyber City Computer Technology Co.
                              Ltd. (    ), being wholly foreign owned
                              enterprises established under the laws of the PRC, details of which are set out in Schedule 3;

     "Purchaser's Solicitors" Baker & McKenzie of 14th Floor, Hutchison House,
                              10 Harcourt Road, Central, Hong Kong;

     "Sale Shares"            the aggregate of the number of Shares set opposite
                              each Vendor's name in column 2 of Schedule 1;

     "Share" an ordinary share of US$1.00 in the capital of the Company;

     "Subsidiaries"           the subsidiaries of the Company which are listed
                              in Schedule 3;

     "Tax" all forms of taxation, estate duties, deductions, withholdings, duties, imposts, levies, fees, charges, social security contributions and rates imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, federal or other body in Hong Kong, the PRC or elsewhere and any interest, additional taxation penalty, surcharge or fine in connection therewith;

     "US$" the lawful currency for the time being of the U.S.A.;

     "Warranties"             the representations, warranties and undertakings
                              and indemnities contained or referred to in Clause
                              5 and Schedule 4.

1.2 The Recitals and Schedules to this Agreement shall be deemed to form part of this Agreement.

1.3 Headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4 The expression "the Vendors" and "the Purchaser" shall, where the context permits, include their respective successors and permitted assigns.

1.5 A document expressed to be "in the approved terms" means a document the terms of which have been approved by or on behalf of the Parties and a copy of which has been signed for the purposes of identification by or on behalf of the Parties.

2.   Sale of Sale Shares
     -------------------

2.1 Subject to the terms of this Agreement, the Vendors shall sell as beneficial owners and the Purchaser shall purchase, free from all liens, charges and encumbrances and together with all rights now or hereafter attaching to them, including all rights to any dividend or other distribution declared, made or paid after the date of this Agreement, the Sale Shares.

2.2 Each of the Vendors hereby waives and agrees to procure the waiver of any restrictions on transfer (including pre-emption rights which may exist in relation to the Sale Shares, whether under the articles of association of the Company or otherwise).

3.   Consideration
     -------------

3.1 The total consideration payable for the Sale Shares shall be satisfied by the allotment and issue to each of the Vendors of the number of Consideration Shares (excluding fractions) as set opposite each Vendor's name in Column 3 of Schedule 1.

3.2 The Purchaser agrees that such number of the Sale Shares as represents 10% of the issued share capital of the Company as at Completion shall be allocated to a stock option plan of the Company, the terms of which are to be determined by the Board.

4.   Completion
     ----------

4.1 Completion shall take place on the Completion Date at the offices of the Purchaser's Solicitors when all (but not some only) of the events described in Clause 4.2 and Clause

     4.3 shall occur.

4.2  At Completion, the Vendors shall:

     4.2.1  deliver to the Purchaser:

            4.2.1.1 duly executed transfer(s) in respect of the Sale Shares in favour of the Purchaser or its nominee(s) together with the relative share certificates;

            4.2.1.2 such waivers or consents as the Purchaser may reasonably require to enable the Purchaser or its nominee(s) to be registered as holders of the Sale Shares;

            4.2.1.3 all the statutory and other books and records (including financial records) of the Company and the Subsidiaries duly written up to date and their certificates of incorporation, current business registration certificate(s), common seals and any other papers and documents of the Company or the Subsidiaries which are in the possession or under the control of the Vendors or any member of the Group;

            4.2.1.4 certified copies of any power of attorneys under which any of the documents referred to in this Clause 4.2 are executed or evidence satisfactory to the Purchaser of the authority of any person signing on behalf of the Vendors;

            4.2.1.5 a duly executed release under seal, in the approved terms, releasing each member of the Group from any liability whatsoever (whether actual or contingent) which may be owing to the Vendors by any member of the Group at Completion;

            4.2.1.6 the resignations of Tracy Yau Yuet Ling and Jamo Lo Ka Chue as Directors of the Company and of Lo Ka Yee, Hilbert and Fan Chui Ha as directors of the Hong Kong Company;

            4.2.1.7 such other documents as may be reasonably required to give to the Purchaser good title to the Sale Shares and to enable the Purchaser or its nominee(s) to become the registered holders thereof;

     4.2.2 cause the Board to pass resolutions to approve the registration of the Purchaser or its nominee(s) as a member of the Company subject only to the production of completed transfers in respect of the Sale Shares.

     4.2.3 cause such persons as the Purchaser may nominate to be validly appointed as directors of the Company;

     4.2.4 procure giving of authority to such persons as the Purchaser may nominate to operate the bank accounts of the Hong Kong Company and of the Company.

4.3   At Completion, the Purchaser shall:-

     4.3.1 allot and issue to each of the Vendors the number of Consideration Shares (excluding fractions) as set opposite each Vendor's name in Column 3 of Schedule 1 together with stock certificates for the Consideration Shares;

     4.3.2 deliver to the Vendors a certified copy of the board resolution of the Purchaser approving and authorising the execution and performance of this Agreement by the Purchaser.

4.4 As soon as practicable and in any event no later than five (5) days after Completion, the Vendors shall procure that each of Samuel Lee Kwok Tung, Jamo Lo Ka Chue and Tracy Yau Yuet Ling shall enter into service agreements with the Company substantially in the form as annexed hereto an Exhibit B;

4.5 As soon as practicable and in any event no later than 14 days after Completion the Vendors shall deliver to the Purchaser a Certificate of Good Standing issued by the Registrar of Companies of the BVI confirming, inter alia, that as at a date as close to the Completion Date as possible, there is no winding-up petition made against the Company and a certificate ("BVI Certificate") issued by the Company's registered agent in the BVI confirming as at a date as close to the Completion Date as possible:-

     (a) that the Vendors are the sole registered and beneficial shareholders of the Company; and

     (b)       the name(s) of all the director(s) of the Company;

5.    Warranties
      ----------

5.1 Each of the Vendors jointly and severally represent, warrant and undertake to and with the Purchaser that each of the statements set out in
     Part I of Schedule 4 is now and will at all times up to and including the Completion Date be true and accurate.

5.2 Jamo Lo Ka Chue represents, warrants and undertakes to and with the Purchaser that each of the statements set out in Part II of Schedule 4 is now and will at all times up to and including the Completion Date be true and accurate.

5.3 Tracy Yau Yuet Ling represents, warrants and undertakes to and with the Purchaser that each of the statements set out in Part III of Schedule 4 is now and will at all times up to and including the Completion Date be true and accurate.

5.4 The Vendors shall indemnify and keep indemnified (and in the case of the Warranties set out in Part I of Schedule 4, on joint and several basis) the Purchaser against and agree to hold the Purchaser (for itself and as trustee for the Company) harmless from any and all claims, liabilities, losses, fines, penalties, damages or reasonable expenses incurred or suffered by the Purchaser (including but without limitation, reasonable expenses of investigation and attorneys' fees and reasonable expenses in connection with any action, suit or proceeding brought against the Purchaser) arising from or in connection with any breach of any Warranties given by any of them in any material respect or any claims by a third party arising therefrom prior to the Completion Date.

5.5 The Vendors acknowledge that the Purchaser has entered into this Agreement in reliance upon the Warranties and has been induced by it to enter into this Agreement.

5.6 Without restricting the rights of the Purchaser or otherwise affecting the ability of the Purchaser to claim damages on any other basis available to it, in the event that any of the Warranties are breached or (as the case may be) prove to be untrue or misleading in any material respect, the relevant Vendor or Vendors (as the case maybe) giving the Warranty shall, on demand, pay to the Purchaser or, at the Purchaser's direction, the
     Company:

     5.6.1 the amount necessary to put the relevant member of the Group into the position which would have existed if the Warranties had not been breached or (as the case may be) had been true and not misleading; and

     5.6.2 all costs and expenses reasonably incurred by the Purchaser and each relevant member of the Group in connection with or as a result of such breach and any costs (including legal costs), expenses or other liabilities which any of them may reasonably incur either before or after the commencement of any action in connection with (i) any legal proceedings in which the Purchaser claims that any of the Warranties has been breached or is untrue or misleading in any material respect and in which judgement is given for the Purchaser or (ii) the enforcement of any settlement of, or judgement in respect of, such claim.

5.7 Each of the Warranties shall be separate and independent and, save as expressly provided to the contrary, shall not be limited by reference to or inference from any other Warranty or any other term of this Agreement.

5.8 The liabilities of the Vendors under the Warranties shall cease after three (3) years except in respect of matters which have been the subject of a bona fide written claim made before such date by the Purchaser to any of the Vendors unless in each case the relevant claim or claims has arisen by reason of fraud, wilful concealment, dishonesty or deliberate non-disclosure on the part of any of the Vendors prior to the date of this Agreement, in which event there shall be no limit under this Agreement on the time period within which such claims may be brought.

     PROVIDED ALWAYS that if in any case the relevant claims has arisen by reason of

     5.8.1 fraud or wilful concealment or dishonesty or deliberate non disclosure on the part of any of the Vendors or on the part of any officer or representative of any member of the Group or of the Vendors prior to the date of this Agreement; or

     5.8.2 any member of the Group not having good title to any asset of which it is now warranted to be the owner;

     then in any such case the limitations as to time set forth in this Clause
     5.8 shall apply.

5.9 The Vendors shall give to the Purchaser and its solicitors and accountants after Completion all such information and documentation relating to the Company as the Purchaser shall reasonably require to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

5.10  The provisions of Schedule 5 shall have effect.

6.    Confidentiality of Information Received
      ---------------------------------------

6.1 The Vendors and the Purchaser each undertake with the other that it shall treat as strictly confidential all information received or obtained by it or its employees, agents or advisers as a result of entering into or performing this Agreement including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement, the subject matter of this Agreement or the business or affairs of the other or any member of the other's group and subject to the provisions of Clause 6.2 that it will not at any time hereafter make use of or disclose or divulge to any person any such information and shall use their reasonable endeavours to prevent the publication or disclosure of any such information.

6.2 The restrictions contained in Clause 6.1 shall not apply so as to prevent the Vendors or the Purchaser from making any disclosure required by law or by any securities exchange or supervisory or regulatory or governmental body pursuant to rules to which the relevant party is subject or from making any disclosure to any professional adviser for the purposes of obtaining advice (provided always that the provisions of this Clause 6 shall apply to and the relevant party shall procure that they apply to and are observed in relation to, the use or disclosure by such professional adviser of the information provided to him) nor shall the restrictions apply in respect of any information which comes into the public domain otherwise than by a breach of this Clause 6 by the party.

7.    Costs
      -----

      Each Party shall be responsible for its own costs and expenses (including legal fees and transaction costs) in relation to the preparation, execution and performance of this Agreement.

8.    General
      -------

8.1 This Agreement shall be binding upon and ensure for the benefit of the successors of the Parties.

8.2 This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them relating to the subject matter hereof; it is expressly declared that no variations hereof shall be effective unless made in writing signed by duly authorised representatives of the Parties.

8.3 All of the provisions of this Agreement shall remain in full force and effect notwithstanding Completion (except insofar as they set out obligations which have been fully performed at Completion).

8.4 If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

8.5 No failure of any Party to exercise, and no delay or forbearance in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

8.6 Upon and after Completion each party hereto shall do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be necessary to give effect to the terms of this Agreement and to place control of the Company in the hands of the Purchaser. Pending the doing of such acts, deeds, documents and things the Vendors shall hold and shall procure its nominee to hold the legal estate in the Sale Shares in trust for the Purchaser as from Completion until the Purchaser and its nominee have become registered holders of the Sale Shares.

8.7 This Agreement may be executed in one or more counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart and each such counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument. Immediate evidence that an engrossment has been executed may be provided by transmission of such engrossment by facsimile machine with the original executed engrossment to be forthwith put in the mail.

9.    Notices
      -------

      Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):

     To the Vendors:   c/o Burney Wu-Scharsig, Solicitors
                           2312, 23/F., Tower One
                           The Gateway, 25 Canton Road
                           Tsimshatsui, Kowloon
                           Hong Kong

     Attention:        Jennifer Wu-Scharsig
     Fax Number:       852 - 2377 4222

     To the Purchaser: Mindarrow Systems, Inc.
                       101 Enterprise
                       Suite 340
                       Aliso Viejo
                       CA 92656

     Attention:        Mr. Michael Friedl
     Fax Number:       1- 949 916 8713

     Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address (b) if given or made by fax, when despatched. In proving service it shall be sufficient (in the case of service by hand and prepaid registered letter) to prove that the notice was properly addressed and delivered or posted, as the case may be, and in the case of service by facsimile transmission to prove that the transmission was confirmed as sent by the originating machine.

10.   Governing Law and Submission to Jurisdiction
      --------------------------------------------

     This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto irrevocably submit to the non-exclusive jurisdiction of its courts for the purpose of enforcing any claim arising hereunder. Xiao Feng Group Limited, Intellectual Partners Limited and Arch International Group Limited hereby irrevocably appoint Burney Wu-Scharsig, Solicitors of 2312, Tower One, The Gateway, 25 Canton Road, Tsimshatsui, Kowloon, Hong Kong and the Purchaser hereby irrevocably appoints B. & McK. Nominees Limited of 1401 Hutchison House, 10 Harcourt Road, Central, Hong Kong as their respective agents to receive and acknowledge on each of their behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason one of the agents named above (or their successor) no longer serves as agent for this purpose, the party of such agent (the "relevant party") shall promptly appoint a successor agent satisfactory to other party, notify the other party thereof and deliver to the other party a copy of the new process agent's acceptance of appointment Provided that until the other party receives such notification, it shall be entitled to treat the agent named above of the relevant party (or its said successor) as the agent of the relevant party for the purposes of this Clause. The parties agree that any such legal process shall be sufficiently served on it if delivered to its agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the other parties.

                                  SCHEDULE 1
                                  ----------

                                  The Vendors
                                  -----------

               (1)                             (2)                 (3)

     Name and Address of Vendor        Number of Sale Shares     Number of
                                                               Consideration
                                                                   Shares

(1)  Jamo Ka Chue Lo                          15,750               52,500
     9/F., Kam Chung Building
     52 Jaffe Road
     Wanchai
     Hong Kong

(2)  Lee Ping Kee                              1,575                5,250
     Flat J8, 8th Floor
     Block J, Hang Chien Court
     37 Wai King Street
     Kowloon
     Hong Kong

(3)  Xiao Feng                                   472                1,575
     Group Limited
     P.O. Box 957
     Offshore Incorporation Centre
     Road Town
     Tortola
     British Virgin Islands

(4)  Tracy Yuet Ling Yau                       7,088               23,625
     Apt. A, Ground Floor
     438 Victoria Road
     Pokfulam
     Hong Kong

(5)  Intellectual Partners Limited             6,615               22,050
     P.O. Box 957
     Offshore Incorporations Centre
     Road Town
     Tortola
     British Virgin Islands

(6)  Arch International Group Limited         13,500               45,000
     Sea Meadow House
     Blackburne Highway
     Road Town
     Tortola
     British Virgin Islands

                                  SCHEDULE 2
                                  ----------

                            Details of the Company
                            ----------------------

THE COMPANY
-----------

1.    Registered number:                363893

2.    Address of registered office:     Sea Meadow House, Blackburne Highway,
                                        Road Town, Tortola, British Virgin
                                        Islands

3.    Date and place of incorporation:  17 January 2000, British Virgin Islands

4.    Authorised share capital:         US$50,000 divided into 50,000 shares of
                                        US$1.00 each

5.    Issued share capital:             US$50,000; 50,000 shares of US$1.00 each

6.    Directors:                        (1)  Samuel Kwok Tung LEE
                                             9/F., Kam Chung Building
                                             52-58 Jaffe Road
                                             Wanchai
                                             Hong Kong

                                        (2)  Jamo Ka Chue LO
                                             9/F., Kam Chung Building
                                             52-58 Jaffe Road
                                             Wanchai
                                             Hong Kong

                                        (3)  Tracy Yuet Ling YAU
                                             Apt. A, G/F., 438 Victoria Road
                                             Pokfulam, Hong Kong

7.  Registered Agent:                   CCS Management Limited
                                        Sea Meadow House
                                        Blackburne Highway
                                        Road Town
                                        Tortola
                                        British Virgin Islands

                                  SCHEDULE 3
                                  ----------

                               The Subsidiaries
                               ----------------

1.   Name of Subsidiary:                Fusion Advertising Limited (    )

     Registered Number:                 46835

     Date and Place of Incorporation:   30 March 1971, Hong Kong

     Address of Registered Office:      9th Floor, Kam Chung Building, 52-58
                                        Jaffe Road, Wanchai, Hong Kong

     Directors:                         Lo Ka Chue Jamo
                                        Lo Ka Yee, Hilbert
                                        Fan Chui Ha

     Auditors:                          Junius C.T. Lung & Co.

     Annual Accounts Date:              31st December

     Authorised Share Capital:          HK$500,000 divided into 5,000 ordinary
                                        shares of HK$100 each

     Issued Share Capital:              HK$120,000 divided into 1,200 ordinary
                                        shares of HK$100 each

     Registered Shareholders &          Fusionactive.com Limited (1,999 shares)
     Identity of Beneficial Owners:     Jamo Lo Ka Chue (1 share)


2.   Name of Subsidiary:                Cambridge Technology International
                                        Limited

     Registered Number:                 334846

     Date and Place of Incorporation:   19 July 1999, British Virgin Islands

     Address of Registered Office:      Sea Meadow House, Blackburne Highway,
                                        Road Town, Tortola, British Virgin
                                        Islands

     Directors:                         Lee Kwok Tung, Samnuel
                                        Yau Yuet Ling, Tracy
                                        Lee Ping Kee

     Authorised Share Capital:          US$50,000 divided into 50,000 ordinary
                                        shares of US$1.00 each

     Issued Share Capital:              US$50,000 divided into 50,000 ordinary
                                        shares of US$1.00 each

     Registered Shareholders &          Fusionactive.com Limited
     Identity of Beneficial Owners:


3.   Name of Subsidiary:                Chongqing Cyber City Technology Co.,
                                        Ltd. (    )

     Licence Number:                    WFOE No. 00766

     Date and Place of Establishment:   12 October 1999, Chongqing City, PRC

     Address: 22-4, Block A3, California Garden, Jiangbei District, Chongqing City, PRC

     Directors:                         Yau Yuet Ling, Chairman
                                        Lee Kwok Tung, Samuel

     Total Investment:                  RMB700,000

     Registered Capital:                RMB500,000 (HK$ equivalent is
                                        HK$460,000)

     Registered Capital held as         100% held by Cambridge Technology
     follows:                           International Limited


4.   Name of Subsidiary:                Chengdu Cyber City Computer Technology
                                        Co. Ltd. (     )

     Business Licence Number:           WFOE No. 002124

     Date and Place of Establishment:   30 March 2000, Chengdu City, PRC

     Address:                           No. 98, Taiping Heng Street, Chengdu
                                        City, PRC

     Directors:                         Yau Yuet Ling, Chairman
                                        Lee Kwok Tung, Samuel

     Total Investment:                  RMB700,000

     Registered Capital:                RMB500,000

     Registered Capital held as         100% held by Cambridge Technology
     follows:                           International Limited

                                  SCHEDULE 4
                                  ----------

                                  Warranties
                                  ----------

                                    Part I

1.   Corporate Matters
     -----------------

1.1 The Company has been duly incorporated and is validly existing and no order has been made or petition presented or resolution passed for the winding up of the Company and no distress, execution or other process has been levied on any of its assets. The Company is not insolvent nor unable to pay its debts, no receiver or receiver and manager has been appointed by any person of its business or assets or any part thereof, no power to make any such appointment has arisen, the Company has taken no steps to enter liquidation and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver.

1.2 The Vendors are the beneficial owners of the Sale Shares set opposite their names in column 2 of Schedule 1, free and clear of any lien, charge, option, right of pre-emption or other encumbrance or third party right whatsoever.

1.3 The Sale Shares constitute all the issued shares in the capital of the Company and are fully paid up and the Company has complied with all legal requirements for the issue of the Sale Shares.

1.4 The Company has not and never has had any subsidiary or shares in or stock of any company other than the Subsidiaries and all of the details shown in
     Schedule 3 relating to the Subsidiaries are accurate and complete and the Company has never been a director or other officer of any other company.

1.5 Save for the fact that the Company has a correspondence address at 2312, 23/F, Tower One, The Gateway, 25 Canton Road, Tsimshatsui, Hong Kong, the Company has not nor ever had any place of business outside its jurisdiction of incorporation, nor has it carried on any trading activities outside such jurisdiction.

1.6 The Company has not reduced, repaid, redeemed or purchased any of its share capital.

1.7 There are no options or other agreements outstanding which call for the issue of or accord to any person the right to call for the issue of any shares in the capital of the Company or the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over the Sale Shares or any of the assets of the Company.

1.8 The Company has complied with its bye-laws in all respects, has full power, authority and legal right to own its assets and carry on its business and none of the activities, agreements, commitments or rights of the Company is ultra vires or unauthorised.

1.9 The Register of Members and all other statutory books of the Company are up to date and contain true full and accurate records of all matters required to be dealt with therein and the Company has not received any notice of any application or intended application for rectification of its register and all legal requirements relating to the issue of shares and other securities by the Company have been complied with.

2.   Trading and General Commercial Matters
     --------------------------------------

2.1 The Company has good and marketable title to (with full power to sell) all its property and assets and has never traded or conducted any business other than to act as an investment holding company. All such property and assets are free from any liens, mortgages, charges, encumbrances or other third party rights and are in the possession or under the control of the Company.

2.2  The Company is not a party to:

     2.2.1 any unusual or onerous contract, any contract not entered into in the ordinary course of business or not on arm's length terms, nor any contract which cannot be terminated without penalty or other compensation on less than twelve months' notice;

     2.2.2 any contract restricting its freedom of action in relation to its business activities or materially and adversely affecting its business or assets;

     2.2.3 any agency, distribution, marketing, purchasing, franchising, licensing (whether by or to it), consulting, management, joint venture, shareholders' or partnership arrangement or agreement or similar arrangement.

2.3 There are no contracts or obligations, agreements, arrangements or concerted practices involving the Company and does not engage in practices, which are void, illegal, unenforceable, registrable or notifiable under or which contravene any fair trading or anti-trust legislation or regulations anywhere in the world nor has it received any threat or complaint or request for information or investigation in relation to or in connection with any such legislation or regulations.

2.4 There are no loans, guarantees, pledges, mortgages, charges, liens, debentures, encumbrances or unusual liabilities given, made or incurred by or on behalf of the Company (and, in particular but without limiting the foregoing), no loans have been made by the Company to any directors or shareholders of the Company and no person has given any guarantee of or security for any liability of the Company.

2.5 The execution, delivery and performance of this Agreement will not result in the breach, cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument affecting the Company or its property or assets or result in the acceleration of any obligation under any loan agreement or in the loss of the benefit of or in liability to refund or repay any grant or any financial or Tax concession or relief or violate any law or any rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body affecting the Company.

2.6 The Company is not the subject of any official investigation or inquiry and there are no facts which are likely to give rise to any such investigation or inquiry.

2.7 The Company has at all times carried on its business in compliance with all applicable laws and regulations. Neither the Company, nor any of its directors or officers, have committed any criminal offence or any tort or any breach of the requirements or conditions of any statute, treaty, regulation, bye-law or other obligation relating to the Company.

2.8 The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

3.   Intellectual Property, including confidential information
     ---------------------------------------------------------

3.1 The Company does not use or needs to use, not has within the six years preceding the date of this Agreement used, any Intellectual Property in a manner that infringes the Intellectual Property rights of a third party.

3.2 The Company has not disclosed any know how or confidential information to third parties.

4.   Litigation
     ----------

     The Company nor any person for whose acts or defaults the Company may be vicariously liable is or are engaged whether as plaintiff or defendant or otherwise in any civil, criminal or arbitration proceedings or any proceedings before any tribunal and there are no proceedings threatened or pending against the Company and there are no facts which are likely to give rise to any litigation or proceedings. There are no unfulfilled or unsatisfied judgments or orders against the Company or any of its assets.

5.   Employment
     ----------

5.1  The Company has no employees.

6.   Arrangements with connected persons etc.
     ----------------------------------------

6.1 The Company has no financial arrangements with its directors or shareholders.

7.   Accuracy of Information Provided
     --------------------------------

7.1 All information contained in this Agreement (including the Recitals) is true and accurate in all respects and not misleading in any respect.

7.2 All information given to the Purchaser and its professional advisers by the Vendors, the officers of the Company, the Vendors' professional advisers and the Company's advisers during the negotiations prior to this Agreement was when given and is at the date hereof true and accurate.

                                    Part II

1.   The Accounts
     ------------

1.1 The Accounts have been prepared in accordance with the requirements of all relevant laws and applicable statements of standard accounting practice and with good and generally accepted accountancy principles and practice consistently applied, are complete and accurate in all respects, show a true and fair view of the state of affairs of the Hong Kong Company and of its results and profits for the financial period ending on the Accounting Date and disclose and make full provision or reserve for all liabilities (whether actual or contingent and whether quantified or disputed or otherwise).

1.2 The profits and losses of the Hong Kong Company shown by the Accounts and for the last three accounting periods have not in any material respect been affected by any unusual or non-recurring or exceptional item or by any other matter which has rendered such profits or losses unusually high or low.

1.3 All of the Hong Kong Company's book debts, whether shown in the Accounts or arising since the Accounting Date, are valid and enforceable.

1.4 The books and records of the Hong Kong Company accurately present and reflect in accordance with generally accepted accounting principles and standards within the Hong Kong Company's jurisdiction of incorporation all transactions entered into by the Hong Kong Company or to which it has been a party.

2.   Management Accounts
     -------------------

     The Management Accounts have been prepared in accordance with the accounting policies of the Hong Kong Company and show a fair view of the assets and liabilities and profits and losses of the Hong Kong Company as at and to 31 January 2000.

3.   Tax, Records and Returns
     ------------------------

3.1 Since the Accounting Date no liability or contingent liability for Tax has arisen otherwise than as a result of trading activities in the ordinary course of business of the Hong Kong Company.

3.2 The Hong Kong Company has duly filed all returns, computations, notices and information required to be made or provided by the Company for any Tax purpose and the same have been made or given within the requisite periods and on a proper basis and when made were true and accurate in all material respects and are up to date and none of them is or is likely to be the subject of any dispute with any Tax authority.

3.3 The Hong Kong Company has paid when due, and has withheld, deducted and accounted to the relevant Tax authorities for, all Tax, including provisional taxation, which it has become liable to pay, withhold, deduct or account for on or before the date hereof and within the period of seven years prior to the date hereof neither the Hong Kong Company nor any director or officer of the Hong Kong Company has paid or become liable to pay any fine, penalty, surcharge or interest in relation to Tax.

3.4 The Hong Kong Company has never been resident for Tax purposes in any jurisdiction other than Hong Kong and has never carried on a trade or business for Tax purposes other than the trade or business which the Hong Kong Company will be carrying on at Completion.

3.5 No payments of rents, interest, annuity, royalties, annual payments, emoluments, remuneration, compensation for loss of office or other sums of an income or revenue nature made or payable by the Hong Kong Company or which the Hong Kong Company is under an obligation to pay in the future have been, are or (under the law as presently in force) may be wholly or partially disallowable as deductions or charges in computing profits or against profits for Tax purposes and no payments have been made since the Accounting Date for which no relief will be received, whether as a deduction or otherwise, for Tax purposes.

3.6 No act or transaction has been or will, on or before Completion, be effected by the Hong Kong Company, in consequence of which any member of the Group is or may be held liable for Tax primarily chargeable against some other person.

3.7 The Hong Kong Company has not entered into or been engaged in or been a party to any transaction which is artificial or fictitious or any transaction or series of transactions or scheme or arrangement of which the main or dominant purpose or one of the main or dominant purposes was the avoidance or deferral of or reduction in the liability to Tax of the Hong Kong Company.

3.8 The Hong Kong Company has not appropriated any trading stock to fixed assets or vice versa, all assets are correctly shown in the Accounts as trading stock/current assets or fixed assets and any property under development is held and shown in the Accounts as fixed assets.

3.9 The Hong Kong Company is not and has not at any time in the period of six years ending with the date of this Agreement been liable to Tax in any jurisdiction other than Hong Kong.

3.10 Except as disclosed to the Purchaser, none of the assets of the Hong Kong Company have been purchased or sold at an under value or been given to the Hong Kong Company in circumstances where the gift or element of under value (including (without limitation) any gift or element of under value which might be regarded as property passing on the death of a deceased pursuant to the provisions of Section 6(1)(c) of the Estate Duty Ordinance) might be subject to or give rise to any form of Estate Duty chargeable or assessable against the Hong Kong Company or on any of its assets.

3.11 There is no unsatisfied liability to estate duty attached or attributable to any asset of the Hong Kong Company, there has been no transfer of any property to the Hong Kong Company which has given or may give rise to any claim, assessment or demand in relation to estate duty under Section 35 of the Estate Duty Ordinance (Chapter 111 of the Laws of Hong Kong), there is no charge or potential charge on any property or assets of the Hong Kong Company under Section 18 or Section 43(6) of the Estate Duty Ordinance and no person is liable to estate duty attributable to the value of any of the Sale Shares or any asset of the Hong Kong Company.

3.12 All documents to which the Hong Kong Company is a party or which form part of the Hong Kong Company's title to any asset or in the enforcement of which the Hong Kong Company is or may be interested which are subject to stamp or similar duty have been duly stamped and, where appropriate or necessary, adjudicated.

4.   Corporate Matters
     -----------------

4.1 The Hong Kong Company has been duly incorporated or duly established (as the case may be) and is validly existing and no order has been made or petition presented or resolution passed for the winding up of the Hong Kong Company and no distress, execution or other process has been levied on any of its assets.

4.2 The Hong Kong Company has not nor ever had any place of business outside its jurisdiction of incorporation, nor has it carried on any trading activities outside such jurisdiction.

4.3 The Hong Kong Company has not reduced, repaid, redeemed or purchased any of its share capital.

4.4 The Hong Kong Company has complied with its bye-laws in all respects, has full power, authority and legal right to own its assets and carry on its business and none of its activities, agreements, commitments is ultra vires or unauthorised.

4.5 The Register of Members and all other statutory books of the Hong Kong Company are up to date and contain true full and accurate records of all matters required to be dealt with therein and the Hong Kong Company has not received any notice of any application or intended application for rectification of its register and all annual or other returns required to be filed have been properly filed within any applicable time limit and all legal requirements relating to the issue of shares and other securities by the Hong Kong Company have been complied with.

5.   Trading and General Commercial Matters
     --------------------------------------

5.1 The Hong Kong Company has good and marketable title to (with full power to sell) all property and assets as are necessary to enable it properly to conduct its business as such business has been conducted prior to the date hereof. All such assets are free from any liens, mortgages, charges, encumbrances or other third party rights and are in the possession or under the control of the Hong Kong Company.

5.2  The Hong Kong Company is not party to:

     5.2.1 any unusual or onerous contract, any contract not entered into in the ordinary course of business or not on arm's length terms, nor any contract which cannot be terminated without penalty or other compensation on less than twelve months' notice;

     5.2.2 any contract restricting its freedom of action in relation to its business activities or materially and adversely affecting its business or assets;

     5.2.3 any agency, distribution, marketing, purchasing, franchising, licensing (whether by or to it), consulting, management, joint venture, shareholders' or partnership arrangement or agreement or similar arrangement.

5.3 There are no contracts or obligations, agreements, arrangements or concerted practices involving the Hong Kong Company and no practices in which it is engaged, which are void, illegal, unenforceable, registrable or notifiable under or which contravene any fair trading or anti-trust legislation or regulations anywhere in the world nor has it received any threat or complaint or request for information or investigation in relation to or in connection with any such legislation or regulations.

5.4 With respect to each contract, commitment, arrangement, understanding, tender and bid involving the Hong Kong Company:

     5.4.1 the Hong Kong Company has duly performed and complied in all material respects with each of its obligations thereunder;

     5.4.2 the Hong Kong Company is under no obligation which cannot readily be fulfilled, performed or discharged by it on time and without undue or unusual expenditure or effort or loss;

     5.4.3 other than for the customer's right to elect not to proceed with an advertising project there are no grounds for rescission, avoidance, repudiation or termination and the Hong Kong Company has not received any notice of rescission or termination; and

     5.4.4  none of the other parties thereto is in default thereunder.

5.5 There are no outstanding loans, guarantees, pledges, mortgages, charges, liens, debentures, encumbrances or unusual liabilities given, made or incurred by or on behalf of the Hong Kong Company (and, in particular but without limiting the foregoing, all loans made by or on behalf of the Hong Kong Company to any directors or shareholders of the any member of the Group have been repaid in full) and no person has given any guarantee of or security for any liability of the Hong Kong Company.

5.6 The execution, delivery and performance of this Agreement will not result in the breach, cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument affecting the Hong Kong Company or its property or assets or result in the acceleration of any obligation under any loan agreement or in the loss of the benefit of or in liability to refund or repay any grant or any financial or Tax concession or relief or violate any law or any rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body affecting the Hong Kong Company.

5.7 There are no circumstances whereby, following a change in the control of the Hong Kong Company or in the composition of the board of directors, any of the principal customers of or suppliers or licensors to the Hong Kong Company would have the right to, or would, cease to remain customers or suppliers or licensors to the same extent and of the same nature as prior to the date hereof.

5.8 The Hong Kong Company has no liabilities except liabilities arising in the ordinary course of business under contracts for service, purchase orders, supply contracts or sale contracts, nor does it have any other liabilities direct or indirect, absolute or contingent, not required by generally accepted accounting principles to be referred to in the Accounts, including, but not limited to, off balance sheet financing arrangements. In particular, all loans made to the Hong Kong Company by any director or shareholder of any member of the Group have been repaid in full.

5.9 The Hong Kong Company is not the subject of any official investigation or inquiry and there are no facts which are likely to give rise to any such investigation or inquiry.

5.10 The Hong Kong Company has at all times carried on its business in compliance with all applicable laws and regulations. Neither the Hong Kong Company, nor any of its directors, officers, employees or agents, have committed any criminal offence or any tort or any breach of the requirements or conditions of any statute, treaty, regulation, bye-law or other obligation relating to the Hong Kong Company or the carrying on of its business and the Hong Kong Company has obtained and complied with all registrations, licences and consents necessary or advisable for the carrying on of its business, and all such registrations, licences and consents are valid and subsisting and there is no reason why any of them should be suspended, cancelled or revoked (whether as a result of the sale and purchase of the Sale Shares pursuant to this Agreement or otherwise).

5.11 The Hong Kong Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Hong Kong Company.

6.   The Properties
     --------------

6.1 The Leased Property comprises all the land, buildings and premises currently owned, occupied or used by the Hong Kong Company.

6.2 There are no outstanding claims, disputes, complaints, notices, orders or proceedings relating to or affecting the Leased Property.

6.3 The Hong Kong Company has not at any time assigned or otherwise disposed of any estate, interest, right or title in or to any property, land, building or premises (leasehold or otherwise) in respect of which it has or may have any continuing liabilities (contingent or otherwise) for payment of rent and/or for any other liability and the Hong Kong Company is not the guarantor of any other party's obligations or liabilities under any document creating or disposing of any estate, interest, right or title in or to any property, land, building or premises.

6.4 The Hong Kong Company is not engaged in any rent, management or service charge, or fee negotiations, process, proceedings or determination under any legislation or any lease, tenancy agreement, licence or similar agreement or arrangement and there is no outstanding rent, management or service charge or fee review under any lease, tenancy agreement or licence.

6.5 There are no covenants, restrictions, burdens, stipulations, wayleases, easements, conditions, outgoings, terms, overriding interests, rights or licences affecting the Leased Property which are of an unusual or onerous nature or which adversely affect the use of the Leased Property for which they are currently used.

7.   Intellectual Property, including confidential information
     ---------------------------------------------------------

7.1 The Hong Kong Company does not use or needs to use, not has within the six years preceding the date of this Agreement used, any Intellectual Property in a manner that infringes the Intellectual Property rights of a third party.

7.2 The Hong Kong Company has not disclosed any know how or confidential information to third parties.

8.   Litigation
     ----------

     The Hong Kong Company nor any person for whose acts or defaults the Hong Kong Company may be vicariously liable is not engaged whether as plaintiff or defendant or otherwise in any civil, criminal or arbitration proceedings or any proceedings before any tribunal (save for debt collection by the Hong Kong Company in the ordinary course of business) and there are no proceedings threatened or pending against the Hong Kong Company and there are no facts which are likely to give rise to any litigation or proceedings. There are no unfulfilled or unsatisfied judgments or orders against the Hong Kong Company or any of its assets.

9.   Employment
     ----------

9.1 No circumstances have arisen under which the Hong Kong Company is likely to be required to pay damages for wrongful dismissal, to make any statutory severance, redundancy or long service payment or to make or pay any compensation for unreasonable dismissal or to make any other payment under any employment protection legislation or to reinstate or re-engage any former employee. No circumstances have arisen under which the Hong Kong Company is likely to be required to pay damages or compensation, or suffer any penalty or be required to take corrective action or be subject to any form of discipline under the Sex Discrimination Ordinance, the Disability Discrimination Ordinance, the Family Status Discrimination Ordinance or any other laws conferring protection against discrimination, harassment, victimisation or vilification by reason of age, gender, family circumstances, race, religion or disability. There are no current, pending or threatened claims of any type against it by any existing or former employees.

9.2 Save as disclosed, there are no occupational retirement schemes, retirement benefits, pension, provident, superannuation, share option, share incentive, life assurance, disability or similar schemes, arrangements or obligations for any employees or directors or former employees or directors or former employees or directors of the Hong Kong Company or any of their spouses or dependants, and has an obligation (whether legally binding or established by custom) to pay any pension, allowance or gratuity or make any other payment on termination of service, death or retirement or to make any payment for the purpose of providing any similar benefits to or in respect of any person who is now or has been an officer or employee of the Hong Kong Company or any spouse or dependant of any such person and is not a party to any scheme or arrangement having as its purpose or one of its purposes the making of such payments or the provision of such benefits.

10.   Arrangements with connected persons etc.
      ----------------------------------------

10.1 All amounts outstanding and appearing in the books of the Hong Kong Company as due to directors or shareholders wholly represent money or money's worth paid or transferred as the case may be or remuneration accrued due and payable for services rendered. All amounts outstanding between the directors or the shareholders of the Hong Kong Company and the Hong Kong Company are specifically disclosed in the Accounts.

10.2 Save as disclosed in the Accounts, there are no outstanding and there has not at any time been outstanding any contract or arrangement to which the Hong Kong Company is a party and in which the directors or the shareholders of the Hong Kong Company is or has been interested, whether directly or indirectly, other than arm's length service contracts and the Hong Kong Company is not a party to, or had its profits or financial position at any time been adversely affected by, any contract or arrangement which is not of an entirely arm's length nature; save as aforesaid, there are no agreements or understandings (whether legally enforceable or not) between the Hong Kong Company and any person who is a shareholder or the beneficial owner of any interest in the Hong Kong Company relating to the management of the Hong Kong Company's business or the appointment or the removal of its directors or the ownership or transfer of ownership or the letting of any of its assets or the provision of finance, goods, services or other facilities to or by the Hong Kong Company or otherwise howsoever relating to the Hong Kong Company or its affairs.

11.   Matters since the Accounting Date
      ---------------------------------

      Since the Accounting Date:

11.1 there has been no interruption or alteration in the nature, scope or manner of the Hong Kong Company's business which business has been carried on lawfully and in the ordinary and usual course of business as previously carried on and so as to maintain it as a going concern;

11.2 there has been no material adverse change in the customer relations of the said business or in the financial condition or the position, prospects, assets or liabilities of the said business or the Hong Kong Company as compared with the position disclosed by the Accounts and there has been no damage, destruction or loss (whether or not covered by insurance) affecting the said business or its assets;

11.3 no substantial customer of the Hong Kong Company for the accounting period ending on the Accounting Date has indicated that it is likely to cease trading with the Hong Kong Company, or indicated that it is likely to reduce substantially its trading with the Hong

      Kong Company or indicated that it is likely to change substantially the terms upon which it is prepared to trade with the Hong Kong Company (other than normal price and minor changes);

11.4 the Hong Kong Company has continued to pay its creditors in the ordinary course of business and no unusual trade discounts or other special terms have been incorporated into any contract entered into by the Hong Kong Company;

11.5 the Hong Kong Company has not repaid any loan capital in whole or in part (other than indebtedness to its bankers) nor has it become bound or liable to be called upon to repay prematurely any loan capital or borrowed monies;

11.6 the Hong Kong Company has not cancelled, waived, released or discontinued any rights, debts or claims;

11.7 save as disclosed, no dividends, bonuses or other distributions have been declared, paid or made in respect of the shares in the Hong Kong Company;

12.   Accuracy of Information Provided
      --------------------------------

12.1 All information contained in this Part is true and accurate in all respects and not misleading in any respect.

12.2 All information given to the Purchaser and its professional advisers in connection with the Hong Kong Company during the negotiations prior to this Agreement was when given and is at the date hereof true and accurate.

                                   Part III
                                   --------

1.   The Accounts

     Since incorporation the PRC Companies have never prepared any accounts. The PRC Companies are not and have never been required to prepare any accounts under any laws of any jurisdictions.

2.   Tax

     Since incorporation the PRC Companies have never paid and have never been required to pay any Tax. None of the transactions or activities ever undertaken by the PRC Companies will give rise to any Tax.

3.   Corporate

3.1 Cambridge Technology International Limited ("Cambridge") and each of the PRC Companies have been duly incorporated and are validly existing and no order has been made or petition presented or resolution passed for the winding up of any of them and no distress, execution or other process has been levied on any of its assets. None of Cambridge nor the PRC Companies are insolvent or unable to pay their debts, no receiver or receiver and manager has been appointed by any person of their business or assets or any part thereof, no power to make any such appointment has arisen, Cambridge and the PRC Companies have taken no steps to enter liquidation and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver.

3.2 Each of the PRC Companies have obtained all necessary governmental licenses, authorisations, consents and approvals to own its assets and to carry on its business as presently conducted and all such licences, authorisations, consents and approvals are valid and subsisting and there is no reason why any of them should be suspended, cancelled or resolved.

3.3 Cambridge has not and never has had any subsidiary or shares in or stock of any company other than the PRC Companies and Cambridge has never been a director or other officer of any other company.

3.4 Save for the fact that Cambridge has a correspondence address at 2312, 23/F, Tower One, The Gateway, 25 Canton Road, Tsimshatsui, Hong Kong none of Cambridge or the PRC Companies has and or ever had any place of business outside its jurisdiction of incorporation, nor has it carried on any trading activities outside such jurisdiction.

3.5 Cambridge has ever reduced, repaid, redeemed or purchased any of its share capital.

3.6 There are no options or other agreements outstanding which call for the issue of or accord to any person the right to call for the issue of any shares in the capital of Cambridge or any of the PRC Companies or the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over any of their assets.

3.7 Save for each of the PRC Companies having only two board members, Cambridge and each of the PRC Companies have complied with their respective bye-laws in all respects, have full power, authority and legal right to own its assets.

3.8 The Register of Members and all other statutory books of Cambridge are up to date and contain true full and accurate records of all matters required to be dealt with therein and it has not received any notice of any application or intended application for rectification of its register and all legal requirements relating to the issue of shares and other securities by Cambridge have been complied with.

3.9 None of the PRC Companies is in default of any registration, filing or licensing requirements under the laws and regulations of the PRC.

3.10 The copies of the Articles of Associations, the Approval Certificate, the Business Licence and documents, permits, certificates or other forms of authorization issued by or in the name of the PRC Companies as currently in effect, which have been produced to the Purchaser or the Purchaser's Solicitors, are accurate and complete in all respects and in full force and effect and have attached to them copies of all resolutions and agreements which are required to be so attached.

4.   Trading and General Commercial Matters

4.1 Cambridge and the PRC Companies have good and marketable title to (with full power to sell) all their respective property and assets. All such assets and stocks are free from any liens, mortgages, charges, encumbrances or other third party rights and are in the possession or under the control of Cambridge and the PRC Companies.

4.2 Since incorporation the Cambridge and the PRC Companies have never carried on any business activities (other than as disclosed in the Management Accounts), owned any assets (other than cash) nor entered into any contract, agreement or commitment (whether legally binding or not) with any third party.

4.3 There are no loans, guarantees, pledges, mortgages, charges, liens, debentures, encumbrances or unusual liabilities given, made or incurred by or on behalf of any of Cambridge or the PRC Companies (and, in particular but without limiting the foregoing, no loans have been made by or on behalf of Cambridge or the PRC Companies to any directors or shareholders of Cambridge or the PRC Companies) and no person has given any guarantee of or security for any liability of Cambridge or the PRC Companies.

4.4 The execution, delivery and performance of this Agreement will not result in the breach, cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument affecting Cambridge or the PRC Companies or their property or assets or result in the acceleration of any obligation under any loan agreement or in the loss of the benefit of or in liability to refund or repay any grant or any financial or Tax concession or relief or violate any law or any rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body affecting Cambridge or the PRC Companies.

4.5 Cambridge and the PRC Companies do not have any of their records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under their exclusive ownership and direct control.

4.6 All loans made to Cambridge by any director or shareholder of any member of the Group have been repaid in full by Cambridge or waived by the relevant director or shareholder. All amounts outstanding and appearing in the books of Cambridge as due to directors or shareholders wholly represent money or money's worth paid or transferred as the case may be or remuneration accrued due and payable for services rendered.

5.   Intellectual Property, including confidential information

5.1 None of Cambridge or any of the PRC Companies use or need to use, nor have within the six years preceding the date of this Agreement used, any Intellectual Property in a manner that infringes the Intellectual Property rights of a third party.

5.2 Cambridge and the PRC Companies have not disclosed any know how or confidential information to third parties.

6.   Litigation

     None of Cambridge or any of the PRC Companies nor any person for whose acts or defaults they may be vicariously liable, is or are engaged whether as plaintiff or defendant or otherwise in any civil, criminal or arbitration proceedings or any proceedings before any tribunal and there are no proceedings threatened or pending against any of Cambridge or any of the PRC Companies or any such person including proceedings in respect whereof any of Cambridge or the PRC Companies is liable to indemnify any party concerned therein and there are no facts which are likely to give rise to any litigation or proceedings. There are no unfulfilled or unsatisfied judgments or orders against any of Cambridge or the PRC Companies or any of their assets.

7.   Employment

     There are no employees of Cambridge or the PRC Companies and there are no existing service or other agreements or contracts between the PRC Companies and their directors or other officers.

                                  SCHEDULE 5
                                  ----------

              U.S. Securities Laws Representations and Warranties
              ---------------------------------------------------

1. This Agreement is made with each Vendor in reliance on the following specific representations to the Vendor that

     (a) The Consideration Shares will be acquired for the Vendor's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and each Vendor has no present intention of selling, granting participation in, or otherwise distributing the same. If the Vendor is not a natural person, the Vendor has not been organized for the purpose of investing in Consideration Shares of the Vendor, although such investment is consistent with its purposes.

     (b) Each Vendor understands that the purchase of the Consideration Shares represents a speculative investment, and each Vendor is able, without impairing his, her or its financial condition, to hold the Consideration Shares for an indefinite period of time and to suffer a complete loss of the Vendor's investment.

     (c) Each Vendor is aware of and has investigated the Purchaser's business, management and financial condition, has had the opportunity to inspect the Purchaser's facilities and has had access to such other information about the Purchaser as such Vendor has deemed necessary or desirable to reach an informed and knowledgeable decision to acquire the Consideration Shares.

     (d) Each Vendor understands that the Consideration Shares will not be registered under the Securities Act by reason of, among other things, reliance upon certain exemptions therefrom, and that the reliance of the Purchaser on such exemptions is predicated upon, among other things, the bona fide nature of such Vendor's investment intent as expressed herein.

     (e) Each Vendor is experienced in evaluating and investing in securities of companies in the development stage and has made investments in securities other than those of the Purchaser. Each Vendor acknowledges that by reason of his or its business or financial experience, he, she or it has the ability to bear the economic risk of his, her or its investment pursuant to this Agreement.

     (f)  Each Vendor is an Accredited Investor.

2. Each Vendor understands that the Consideration Shares are restricted shares within the meaning of Rule 144 promulgated under the Securities Act; that the Consideration Shares are not registered under the Securities Act, that the Vendor may be required to hold the Consideration Shares indefinitely unless they are subsequently registered or an exemption from such registration is available; that, in any event, the exemption from registration under Rule 144 would not be available for at least one year, and even then, if the Vendor is an affiliate of the Purchaser or has held such Consideration Shares for less than two years, such exemption will not be available unless: (i) a public trading market then exists for the Consideration Shares; (ii) adequate information concerning the Purchaser is then available to the public; and (iii) other terms and conditions of Rule 144 are complied with, including, among other things, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a "market maker" and the number of such shares sold in any three-month period not exceeding specified limitations.

3. Each Vendor has had an opportunity to discuss the Purchaser's business, management and financial affairs with its management. It has also had an opportunity to ask questions of officers of the Purchaser, which questions were answered to its satisfaction. Each Vendor understands that such discussions, as well as any written information issued by the Purchaser, were intended to describe certain aspects of the Purchaser's business and prospects but were not a thorough or exhaustive description.

4. Each Vendor has reviewed with its own tax advisors applicable tax consequences of this investment and the transactions contemplated by this Agreement. Each Vendor has relied solely on such advisors and not on any statements or representations of the Purchaser or any of its agents. Each Vendor understands that it (and not the Purchaser) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5. Each certificate representing the Consideration Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CONSIDERATION SHARES ACT OF 1933.

     Such legend shall be removed by the Purchaser upon delivery to it of an opinion of counsel, in form and substance reasonably acceptable to the Purchaser and its counsel, that a registration statement under the Securities Act and qualification under applicable state securities laws is at the time in effect with respect to the legended security or that such security can be freely transferred without such registration and qualification.

     Any certificate representing the Consideration Shares shall also be endorsed with any legend or legends required by the laws of the jurisdictions of the residence of the Vendor.

6. The Consideration Shares may not be transferred unless and until one of the following events shall have occurred:

     (i) the Purchaser shall have received a statement of the circumstances surrounding the transfer and, if reasonably requested by the Purchaser, an opinion of counsel, in form and substance reasonably acceptable to the Purchaser and its counsel, stating that the transfer is exempt from registration under the Securities Act as then in effect, and the rules and regulations promulgated by the U.S. Securities and Exchange Commission thereunder; or

     (ii) the Consideration Shares are transferred pursuant to an effective registration statement under the Securities Act.

     The restrictions on transfer imposed by this Section 8.6 shall cease and terminate as to the Consideration Shares or any portion thereof when (i) such Consideration Shares shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, or (ii) the Purchaser is provided with an acceptable opinion of counsel to the effect that all future transfers of such Consideration Shares by the transferor or the contemplated transferee would be exempt from registration under the Securities Act.

7. Each Vendor understands that no United States or foreign federal or state agency has passed on or made any recommendation or endorsement of the Consideration Shares.

8. Each Vendor has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Conversion Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Conversion Shares, (ii) any foreign exchange restrictions applicable to such purchase,
     (iii) any governmental or other consents that may need to be obtained and
     (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Conversion Shares. Each Vendor's subscription and payment for, and its continued ownership of the Conversion Shares, will not violate any applicable securities or other laws of its jurisdiction.

IN WITNESS WHEREOF the parties hereto have executed this document on the date appearing at the head hereof.



Signed by                                        )
JAMO KA CHUE LO                                  )
in the presence of                               )




Signed by                                        )
LEE PING KEE                                     )
in the presence of                               )




Signed by                                        )
XIAO FENG GROUP LIMITED                          )
in the presence of                               )



Signed by                                        )
TRACY YUET LING YAU                              )
in the presence of                               )



Signed by                                        )
for and on behalf of                             )
INTELLECTUAL PARTNERS LIMITED                    )
in the presence of                               )



Signed by                                        )
for and on behalf of                             )
ARCH INTERNATIONAL GROUP LIMITED                 )
in the presence of                               )

Signed by                                        )
for and on behalf of                             )
MINDARROW SYSTEMS, INC.                          )
in the presence of                               )

                                   EXHIBIT A
                                   ---------

                                 The Accounts
                                 ------------

                                   EXHIBIT B
                                   ---------

                             The Service Contracts
                             ---------------------


                                      36